Exhibit 99.1

Urigen Pharmaceuticals Announces a Partial Debt Restructuring

SAN FRANCISCO, Oct. 29, 2009 (Business Wire) -- Urigen Pharmaceuticals, Inc. (OTC BB: URGP), a specialty pharmaceutical company focused on the development of treatments for urological disorders and pain, announced today that the Company has initiated the restructuring of its debts.

"As we continue to pursue strategic alternatives, we are pleased that the majority of our unsecured note holders have converted $537,000 of their notes and $109,587 of accrued interest into common stock of the Company," said Urigen’s CFO Martin E. Shmagin.  “We are also pleased that our lead institutional investor, Platinum-Montaur Life Sciences LLC, has agreed to a six month extension on the maturity of our secured debt.”

About Urigen Pharmaceuticals, Inc.
Urigen Pharmaceuticals, Inc. is a specialty pharmaceutical company dedicated to the development and commercialization of therapeutic products for urological disorders. Urigen's two lead programs target significant unmet medical needs and major market opportunities in urology. Urigen's URG101, a proprietary combination of approved drugs that is instilled into the bladder, targets painful bladder syndrome, which affects approximately 10.5 million men and women in North America. Urigen's URG301, a proprietary dosage form of an approved drug that is locally delivered to control urinary urgency, targets acute urgency in females diagnosed with an overactive bladder, another major unmet need that is insufficiently managed by presently available overactive bladder drugs. For further information, please visit Urigen's website at http://www.urigen.com.

Forward-Looking Statement
This press release may contain forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. Urigen has based these forward-looking statements on current expectations, assumptions, estimates and projections. While Urigen believes that these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Given these risks and uncertainties, investors and security holders are cautioned not to place undue reliance on such forward-looking statements. Urigen does not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

SOURCE: Urigen Pharmaceuticals, Inc.

Urigen Pharmaceuticals, Inc.
Martin E. Shmagin
Chief Financial Officer
415-781-0350
http://www.urigen.com